Exhibit 99.1

SeaStar Medical Announces Appointment of Michael Messinger as CFO

DENVER, CO (November 17, 2025) – SeaStar Medical Holding Corporation (Nasdaq: ICU), a commercial-stage healthcare company focused on transforming treatments for critically ill patients facing organ failure and potential loss of life, announced today that Michael Messinger, a seasoned healthcare executive with over 25 years of industry experience, has joined SeaStar Medical as Chief Financial Officer.

“Mike brings to SeaStar Medical a breadth of financial expertise, operational discipline, and strategic healthcare experience that will be invaluable as we grow our commercial operations and prepare for additional commercial opportunities for our SCD therapy,” stated Eric Schlorff, CEO of SeaStar Medical.  “I am thrilled to welcome Mike to the team and look forward to working with him to advance both our strategic and financial goals.”

Mr. Messinger brings to SeaStar Medical more than two decades of experience and leadership in financing and accounting for drug discovery and development organizations. He currently serves as a member of the board of directors of Filament Health Corp. and a strategic consultant to various biotechnology companies. Mr. Messinger most recently served as Chief Financial Officer of ContraFect Corporation, where he led the company through its Nasdaq IPO in 2014, multiple financing rounds, including investments from Pfizer Inc., and a $90 million contract with BARDA (Biomedical Advanced Research and Development Authority). Prior to joining ContraFect, Mr. Messinger held senior financial roles at Lexicon Pharmaceuticals, Inc. and Coelacanth Corporation. He started his career as an auditor at Ernst & Young LLP. Mr. Messinger received his B.B.A. degree in accounting from the University of Michigan.

“The commercial results from the use of SeaStar Medical’s first-in-class QUELIMMUNE (SCD-PED) therapy in pediatric AKI patients to date, in addition to the clinical data obtained prior to approval, is truly remarkable,” stated Mr. Messinger. “I am very excited to work with the SeaStar Medical team to build on their early success, expand our SCD therapy to address multiple indications, and fulfill our mission to spare organ function and save lives in patients impacted by destructive hyperinflammation.”

About SeaStar Medical

SeaStar Medical is a commercial-stage healthcare company focused on transforming treatments for critically ill patients facing organ failure and potential loss of life. The QUELIMMUNE (SCD-PED) therapy is SeaStar Medical’s first commercial product based on its patented Selective Cytopheretic Device (SCD) technology. The QUELIMMUNE (SCD-PED) therapy was approved in 2024 by the U.S. Food and Drug Administration (FDA). It is the only FDA approved product for the ultra-rare condition of life-threatening acute kidney injury (AKI) due to sepsis or a septic condition in critically ill pediatric patients. SeaStar Medical’s Selective Cytopheretic Device (SCD) therapy has been awarded Breakthrough Device Designation for six therapeutic indications by the FDA, enabling the potential for a speedier pathway to approval and preferable reimbursement dynamics at commercial launch. The company is currently conducting a pivotal trial of its SCD therapy in adult patients with AKI requiring continuous renal replacement therapy (CRRT), a life-threatening condition with no effective treatment options that impacts over 200,000 adults in the U.S. annually.

For more information visit www.seastarmedical.com or visit us on LinkedIn or X.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statements include, without limitation, SeaStar Medical’s expectations with respect to anticipated patient enrollment and the expansion of the clinical trial sites; the total addressable market for adult SCD applications; the ability of SeaStar Medical to gain market share and generate sales with respect to the total addressable market for adult SCD applications; the ability of SCD to treat patients with AKI and other diseases and gain regulatory approval; the expected regulatory approval process and timeline for commercialization; and the ability of SeaStar Medical to meet the expected timeline. Words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside SeaStar Medical’s control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results include, but are not limited to: (i) the risk that SeaStar Medical may not be able to obtain regulatory approval of its SCD product candidates; (ii) the risk that SeaStar Medical may not be able to raise sufficient capital to fund its operations, including current or future clinical trials; (iii) the risk that SeaStar Medical and its current and future collaborators are unable to successfully develop and commercialize its products or services, or experience significant delays in doing so, including failure to achieve approval of its products by applicable federal and state regulators, (iv) the risk that SeaStar Medical may never achieve or sustain profitability; (v) the risk that SeaStar Medical may not be able to secure additional financing on acceptable terms; (vi) the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations, (vii) the risk of product liability or regulatory lawsuits or proceedings relating to SeaStar Medical’s products and services, (viii) the risk that SeaStar Medical is unable to secure or protect its intellectual property, and (ix) other risks and uncertainties indicated from time to time in SeaStar Medical’s Annual Report on Form 10-K, including those under the “Risk Factors” section therein and in SeaStar Medical’s other filings with the SEC. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SeaStar Medical assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

IR@SEASTARMED.COM

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